Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(NASDAQ: PACW)

Contact:	Matthew P. Wagner	Patrick J. Rusnak
	President and CEO	Executive Vice President and CFO
Phone:	310-728-1020	714-989-4705

FOR IMMEDIATE RELEASE	October 15, 2015

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE THIRD QUARTER OF 2015

Highlights

•                  Net Earnings of $69.6 Million, or $0.68 Per Diluted Share; Adjusted Net Earnings of $65.2 Million, or $0.63 Per Diluted Share

•                  New Loan and Lease Production of $1.1 Billion; Annualized Growth Rate of 14%

•                  Core Deposits Increased $230.6 Million in the Quarter and Represent 56% of Total Deposits

•                  Core Tax Equivalent Net Interest Margin of 5.19%

•                  Square 1 Merger Closed October 6, 2015

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) (“PacWest”) today announced net earnings for the third quarter of 2015 of $69.6 million, or $0.68 per diluted share, compared to net earnings for the second quarter of 2015 of $85.1 million, or $0.83 per diluted share.  When certain income and expense items described below are excluded, adjusted net earnings were $65.2 million, or $0.63 per diluted share, for the third quarter of 2015 compared to $73.1 million, or $0.71 per diluted share, for the second quarter of 2015.  The decrease in adjusted net earnings is largely the result of higher foreclosed assets expense, lower adjusted noninterest income, and a higher provision for credit losses as compared to the second quarter.

Matt Wagner, President and CEO, commented, “As expected, the loan and lease production and growth rebounded strongly in the third quarter and will have a positive impact on revenues in the fourth quarter. We remain confident with our outlook for upper single-digits annual growth for the near term, bearing in mind there may be some volatility between quarters in the growth rate due to payoff activity.”

“The decline in our adjusted earnings on a linked-quarter basis was mostly due to a few discrete items, including an increase in foreclosed assets expense and a decline in equity investment income. Even with the noise from these items, our profitability levels remained solid with an adjusted ROA and ROTE for the third quarter of 1.55% and 14.1%.”

Mr. Wagner continued, “Our Non-PCI credit metrics improved during the third quarter, with meaningful reductions in the level of classified and nonperforming assets.  In addition, our credit exposure to the oil and gas services industry also improved, with reductions in both outstandings and nonaccrual balances of 14% and 25%, respectively.”

Mr. Wagner commented on the Square 1 merger stating, “With the completion of the Square 1 merger, PacWest has a substantially improved core deposit base and a proven platform for generating profitable loan, deposit and noninterest income growth in the venture capital banking space.  We welcome our new director, Mr. Paul Burke, and all of the Square 1 clients and employees.”

Patrick Rusnak, Executive Vice President and CFO stated, “Third quarter core deposit growth was very good, totaling over $230 million of which about one third was generated by the CapitalSource Division.  While we have continued to make progress towards our goal of remixing the Bank’s deposit base, the Square 1 merger will significantly accelerate that process.”

Mr. Rusnak continued, “Our core tax equivalent net interest margin remains very strong at 5.19%.  We continue to control operating expenses as shown by the adjusted efficiency ratio of 40.6% in the third quarter.  Our focus for the remainder of 2015 will be loan and lease growth, core deposit growth, expense control and the successful integration of Square 1.”

FINANCIAL HIGHLIGHTS

	At or For the Three Months Ended			At or For the Nine Months Ended
	September 30,	June 30,		September 30,
	2015	2015	Change	2015	2014	Change
	(Dollars in thousands, except per share data)
Financial Highlights:
Net Earnings	$69,616	$85,083	$(15,467)	$227,778	$97,906	$129,872
Diluted Earnings Per Share	$0.68	$0.83	$(0.15)	$2.21	$1.18	$1.03
Return on Average Assets (1)	1.65%	2.07%	(0.42)	1.85%	1.05%	0.80
Return on Average Tangible Equity (1) (2)	15.09%	18.90%	(3.81)	16.82%	10.01%	6.81

Adjusted Net Earnings (2)	$65,167	$73,088	$(7,921)	$203,821	$151,683	$52,138
Adjusted Diluted Earnings Per Share (2)	$0.63	$0.71	$(0.08)	$1.98	$1.82	$0.16
Adjusted Return on Average Assets (1) (2)	1.55%	1.78%	(0.23)	1.65%	1.63%	0.02
Adjusted Return on Average Tangible Equity (1) (2)	14.12%	16.24%	(2.12)	15.05%	15.51%	(0.46)

Net Interest Margin (tax equivalent)	5.46%	5.89%	(0.43)	5.76%	6.05%	(0.29)
Core Net Interest Margin (tax equivalent) (2)	5.19%	5.33%	(0.14)	5.31%	5.70%	(0.39)
Efficiency Ratio	39.6%	38.0%	1.6	38.1%	42.9%	(4.8)
Adjusted Efficiency Ratio (2)	40.6%	40.5%	0.1	40.1%	42.9%	(2.8)

Total Assets	$16,814,105	$16,697,020	$117,085	$16,814,105	$15,938,150	$875,955
Loans and Leases, Net of Deferred Fees	$12,452,205	$12,034,189	$418,016	$12,452,205	$11,574,885	$877,320
Total Deposits	$12,115,763	$12,581,816	$(466,053)	$12,115,763	$11,523,437	$592,326

Noninterest-Bearing Deposits as Percentage of Total Deposits	29%	26%	3	29%	25%	4
Core Deposits as Percentage of Total Deposits	56%	52%	4	56%	52%	4
Tangible Common Equity Ratio (2)	12.21%	12.10%	0.11	12.21%	12.24%	(0.03)
Tangible Book Value Per Share (2)	$17.86	$17.55	$0.31	$17.86	$16.86	$1.00

(1) Annualized.

(2) Non-GAAP measure.

ADJUSTED NET EARNINGS

In evaluating its earnings, the Company removes certain items to arrive at adjusted net earnings and adjusted diluted earnings per share, as detailed below:

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,
		2015	2015	2014	2015	2014
		(Dollars in thousands)

Net earnings		$69,616	$85,083	$62,271	$227,778	$97,906
Less:	Tax benefit on discontinued operations	—	—	(3)	—	(1,067)
Add:	Tax expense on continuing operations	39,777	45,287	42,911	131,137	73,744
Pre-tax earnings		109,393	130,370	105,179	358,915	170,583
Add:	Acquisition, integration, and reorganization costs	747	900	5,193	3,647	93,635
Less:	FDIC loss sharing expense, net	(4,449)	(5,107)	(7,415)	(13,955)	(27,370)
	Gain on sale of loans and leases	27	163	973	190	594
	Gain (loss) on securities	655	(186)	—	3,744	4,841
	Covered OREO (expense) income, net	(20)	12	(452)	11	1,348
	Gain on sale of owned office building	—	—	—	—	1,570
Adjusted pre-tax earnings before accelerated discount accretion		113,927	136,388	117,266	372,572	283,235
Less:	Accelerated discount accretion from early payoffs of acquired loans	9,659	19,447	4,501	46,458	27,446
Adjusted pre-tax earnings		104,268	116,941	112,765	326,114	255,789
	Tax expense (1)	(39,101)	(43,853)	(45,895)	(122,293)	(104,106)
Adjusted net earnings		$65,167	$73,088	$66,870	$203,821	$151,683

Adjusted diluted earnings per share		$0.63	$0.71	$0.65	$1.98	$1.82
Adjusted return on average assets		1.55%	1.78%	1.69%	1.65%	1.63%

(1) Full-year expected effective rate of 37.5% used for 2015 periods and actual effective rate of 40.7% used for 2014 periods.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income decreased $10.1 million to $192.5 million for the third quarter of 2015 compared to $202.6 million for the second quarter of 2015 due to lower discount accretion on acquired loans and lower FHLB dividends, offset by one more day in the third quarter.  The loan and lease yield for the third quarter of 2015 was 6.34% compared to 6.75% for the second quarter of 2015.  The decrease in the loan and lease yield was due to lower discount accretion on acquired loans and the yield on new originations being lower than the current portfolio yield. Discount accretion on acquired loans was $17.1 million in the third quarter of 2015 (57 basis points on the loan and lease yield) compared to $28.0 million in the second quarter of 2015 (92 basis points on the loan and lease yield). The decrease in discount accretion was due primarily to lower accelerated accretion from early payoffs.

The tax equivalent net interest margin (“NIM”) for the third quarter of 2015 was 5.46% compared to 5.89% for the second quarter of 2015. The decrease in the NIM was due to lower discount accretion on acquired loans, lower FHLB dividends and a higher percentage of average lower-yielding assets in the mix. Discount accretion on acquired loans contributed 48 basis points to the NIM in the third quarter of 2015 and 81 basis points in the second quarter of 2015. A $1.4 million special dividend received from the FHLB in the second quarter of 2015 contributed four basis points to the second quarter NIM.

The cost of total deposits decreased to 0.33% in the third quarter from 0.37% in the prior quarter due primarily to a lower level of higher-cost time deposits and the increased balance of noninterest-bearing deposits.  The repricing of maturing time deposits at current rates and new time deposit production resulted in the decline in the weighted average contractual interest rate on time deposits to 0.67% at September 30, 2015 from 0.71% at June 30, 2015.

Net interest margin information is presented in the following table for the periods indicated:

	Three Months Ended
	September 30,	June 30,
Net Interest Margin - Tax Equivalent	2015	2015
	(Dollars in thousands)
Average Assets:
Loans and leases	$12,112,881	$12,108,016
Investment securities	1,806,628	1,672,590
Deposits in financial institutions	278,973	161,683
Interest-earning assets	14,198,482	13,942,289
Other assets	2,491,695	2,521,022
Total assets	$16,690,177	$16,463,311

Average Liabilities and Stockholders’ Equity:
Interest-bearing deposits	$8,993,681	$9,107,937
Borrowings	70,171	81,164
Subordinated debentures	434,420	432,656
Interest-bearing liabilities	9,498,272	9,621,757
Noninterest-bearing demand deposits	3,486,780	3,157,129
Other liabilities	132,360	135,677
Total liabilities	13,117,412	12,914,563
Stockholders’ equity	3,572,765	3,548,748
Liabilities and stockholders’ equity	$16,690,177	$16,463,311

Time deposits	$5,042,768	$5,559,903
Total deposits	$12,480,461	$12,265,066
Funding sources	$12,985,052	$12,778,886

Yields on Average Assets:
Loans and leases	6.34%	6.75%
Investment securities (1)	3.67%	4.01%
Interest-earning assets (1)	5.88%	6.35%

Costs of Average Liabilities:
Total deposits	0.33%	0.37%
Time deposits	0.66%	0.68%
Interest-bearing deposits	0.46%	0.49%
Borrowings	0.41%	0.43%
Subordinated debentures	4.27%	4.25%
Interest-bearing liabilities	0.63%	0.66%
Funding sources	0.46%	0.50%

Net interest rate spread (1)	5.25%	5.69%
Net interest margin (1)	5.46%	5.89%

(1) Tax equivalent

The tax equivalent NIM and loan and lease yield are impacted by volatility in accelerated accretion of acquisition discounts due to the prepayment of acquired loans and leases. The effects of this item are shown in the following table for the periods indicated:

	Three Months Ended		Three Months Ended
	September 30, 2015		June 30, 2015
		Loan and		Loan and
	NIM	Lease Yield	NIM	Lease Yield
Reported	5.46%	6.34%	5.89%	6.75%
Less: Accelerated accretion of acquisition discounts from early payoffs of acquired loans	(0.27)%	(0.32)%	(0.56)%	(0.64)%
Core (non-GAAP measure)	5.19%	6.02%	5.33%	6.11%

The impact on the tax equivalent net interest income and NIM from all purchase accounting items is set forth in the table below for the periods indicated:

	Three Months Ended		Three Months Ended
	September 30, 2015		June 30, 2015
		Impact on		Impact on
	Amount	NIM	Amount	NIM
	(Dollars in thousands)

Net interest income/NIM (TE)	$195,274	5.46%	$204,721	5.89%
Less: Accelerated accretion of acquisition discounts from early payoffs of acquired loans	(9,659)	(0.27)%	(19,447)	(0.56)%
Remaining accretion of Non-PCI loan acquisition discounts	(7,485)	(0.21)%	(8,575)	(0.25)%
Total accretion of loan acquisition discounts	(17,144)	(0.48)%	(28,022)	(0.81)%
Amortization of TruPS discount	1,399	0.04%	1,400	0.04%
Accretion of time deposits premium	(576)	(0.02)%	(799)	(0.02)%
	(16,321)	(0.46)%	(27,421)	(0.79)%
Net interest income/NIM - excluding purchase accounting (non-GAAP measure)	$178,953	5.00%	$177,300	5.10%

Noninterest Income

Noninterest income decreased by $3.8 million to $15.8 million for the third quarter of 2015 compared to $19.6 million for the second quarter of 2015 due mostly to lower realized gains and dividends on equity investments and lower income recognized as a result of loan and lease prepayments, offset by lower foreign currency translation net losses and higher net gains on sale of securities. Realized gains and dividends on equity investments tend to fluctuate from period to period based upon sales activity and actual dividends received. The second quarter of 2015 included the sale of three equity investments at a net gain of $6.0 million compared to one sale in the third quarter at a gain of $0.1 million and dividends on equity investments increased $2.2 million in the third quarter. Foreign currency translation net losses decreased $1.0 million from the prior quarter as the result of movement of the U.S. Dollar against various foreign currencies, principally the Euro. In June 2015, PacWest hedged its Euro-denominated trust preferred issuance with a cross currency swap to reduce the related foreign currency translation volatility.

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Income	2015	2015	(Decrease)
	(In thousands)

Service charges on deposit accounts	$2,601	$2,612	$(11)
Other commissions and fees	6,376	7,123	(747)
Leased equipment income	5,475	5,375	100
Gain on sale of loans and leases	27	163	(136)
Gain (loss) on securities	655	(186)	841
FDIC loss sharing expense, net	(4,449)	(5,107)	658
Other income:
Dividends and realized gains on equity investments	4,357	8,169	(3,812)
Foreign currency translation net losses	(373)	(1,377)	1,004
Income recognized on early repayment of leases	12	1,648	(1,636)
Other	1,077	1,203	(126)
Total noninterest income	$15,758	$19,623	$(3,865)

The following table presents the details of FDIC loss sharing expense for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
FDIC Loss Sharing Expense, Net	2015	2015	(Decrease)
	(In thousands)

Loss on FDIC loss sharing asset	$(846)	$(725)	$(121)
FDIC loss sharing asset amortization, net	(3,484)	(4,286)	802
Net reimbursement from (to) FDIC for covered OREOs	(11)	7	(18)
Other	(108)	(103)	(5)
FDIC loss sharing expense, net	$(4,449)	$(5,107)	$658

Noninterest Expense

Noninterest expense increased by $4.8 million to $90.1 million for the third quarter of 2015 compared to $85.3 million for the second quarter of 2015.  The increase was due mostly to higher foreclosed assets expense of $6.9 million, offset by lower insurance and assessments expense of $0.9 million and lower compensation expense of $0.9 million.  The increase in foreclosed assets expense was due mostly to a write-down of $4.6 million on an existing foreclosed property in the third quarter, while the second quarter included gains related to foreclosed asset sales of $2.8 million. Insurance and assessments expense decreased due to lower FDIC insurance assessment expense. The reduction in compensation expense was principally due to lower stock-based compensation expense.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Expense	2015	2015	(Decrease)
	(In thousands)

Compensation	$48,152	$49,033	$(881)
Occupancy	10,762	10,588	174
Data processing	4,322	4,402	(80)
Other professional services	3,396	3,332	64
Insurance and assessments	3,805	4,716	(911)
Intangible asset amortization	1,497	1,502	(5)
Leased equipment depreciation	3,162	3,103	59
Foreclosed assets expense (income), net	4,521	(2,340)	6,861
Acquisition, integration and reorganization costs	747	900	(153)
Other expense:
Loan expense	1,494	1,486	8
Other	8,281	8,554	(273)
Total noninterest expense	$90,139	$85,276	$4,863

Income Taxes

Our overall effective income tax rate was 36.4% for the third quarter of 2015 and 34.7% for the second quarter of 2015.  The effective rate for the second quarter was lower due to the utilization of a portion of the capital loss carryforward and adjustments to certain deferred tax assets. The effective tax rate for calendar year 2015 is expected to be 37.5%.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

Total loans and leases increased $418.0 million in the third quarter to $12.5 billion at September 30, 2015.  The net increase was driven by third quarter originations and purchases of $1.1 billion, offset partially by principal repayments of $630.3 million.  For the twelve months ended September 30, 2015, total loans and leases increased $877 million, or approximately 8%.

The following table presents a roll forward of the loan and lease portfolio for the periods indicated:

	Three Months Ended
	September 30,	June 30,
Loan and Lease Roll Forward (1)	2015	2015
	(In thousands)

Beginning balance	$12,034,189	$12,272,166
New production	1,070,986	658,669
Existing loans and leases:
Principal repayments, net (2)	(630,292)	(889,708)
Loan and lease sales	(6,864)	(3,621)
Transfers to foreclosed assets	(10,383)	(2,694)
Charge-offs	(5,431)	(623)
Ending balance	$12,452,205	$12,034,189

(1) Includes direct financing leases but excludes equipment leased to others under operating leases.

(2) Includes principal repayments on existing loans, changes in revolving lines of credit (repayments and draws), loan participation sales and other changes within the loan portfolio.

The following table presents a roll forward of the loan and lease portfolio by business division for the period indicated:

	Three Months Ended September 30, 2015
	Community	National
Loan and Lease Roll Forward by Division	Banking	Lending	Total
	(In thousands)

Beginning balance	$3,101,834	$8,932,355	$12,034,189
New production	267,560	803,426	1,070,986
Existing loans and leases:
Principal repayments, net	(226,451)	(403,841)	(630,292)
Loan and lease sales	—	(6,864)	(6,864)
Transfers to foreclosed assets	(378)	(10,005)	(10,383)
Charge-offs	(989)	(4,442)	(5,431)
Ending balance	$3,141,576	$9,310,629	$12,452,205

Weighted average yields on new production for the quarters ended:
September 30, 2015	4.33%	5.47%	5.16%
June 30, 2015	5.17%	6.00%	5.89%
March 31, 2015	5.28%	5.84%	5.76%
December 31, 2014	5.09%	5.76%	5.67%

The Company identified an $82 million group of multi-family loans during the third quarter and re-underwrote and acquired them in anticipation of launching a multi-family loan origination group later this year that will initially focus on the Los Angeles, Orange County and Bay Area metropolitan markets.  The Company expects this initiative will reduce its overall portfolio credit risk, especially in an adverse economic environment.

The Company’s portfolio of student loans has repaid rapidly. In order to replace such runoff and to further diversify the loan and lease portfolio by product and geography, the Company purchased a $50 million pool of student loans in the third quarter. These multi-family and student loans, which are included under “Community Banking” in the above table, reduced the third quarter new production yield by 23 basis points.

The following table presents the composition of our loan and lease portfolio as of the dates indicated:

	September 30,	June 30,	December 31,	September 30,
Loan and Lease Portfolio	2015	2015	2014	2014
	(In thousands)
Real estate mortgage:
Hospitality	$635,160	$619,510	$570,634	$530,628
SBA	402,382	401,832	380,890	357,923
Commercial real estate	2,334,497	2,414,464	2,583,965	2,649,503
Healthcare real estate	1,140,450	1,127,111	1,051,491	1,024,474
Multi-family	992,325	883,083	789,271	906,528
Other	184,977	193,821	220,751	244,059
Total real estate mortgage	5,689,791	5,639,821	5,597,002	5,713,115
Real estate construction and land:
Residential	145,262	119,825	96,749	72,881
Commercial	229,904	213,091	217,297	218,389
Total real estate construction and land	375,166	332,916	314,046	291,270
Total real estate loans	6,064,957	5,972,737	5,911,048	6,004,385
Commercial:
Collateralized	359,214	371,954	439,567	429,011
Unsecured	126,726	120,415	131,939	127,150
Asset-based	2,022,492	1,840,514	1,794,907	1,594,488
Cash flow	2,805,817	2,691,743	2,486,411	2,341,511
Equipment finance	894,777	904,488	969,489	928,460
SBA	48,107	45,769	47,304	41,129
Total commercial	6,257,133	5,974,883	5,869,617	5,461,749
Consumer	130,115	86,569	101,767	108,751
Total loans and leases, net of deferred fees	$12,452,205	$12,034,189	$11,882,432	$11,574,885

Total unfunded loan commitments	$2,022,046	$2,111,637	$1,921,067	$1,818,694

Credit Exposure Affected by Low Oil Prices

At September 30, 2015, PacWest had 27 outstanding loan and lease relationships totaling $152.3 million to borrowers involved in the oil and gas services industry, down from $177.2 million at June 30, 2015.  The collateral for these loans and leases primarily includes equipment, such as drilling equipment and transportation vehicles.  At September 30, 2015, four relationships totaling $47.9 million were on nonaccrual status and were classified, down from $64.2 million at June 30, 2015.  The largest of these relationships had an aggregate outstanding balance of $40 million at September 30, 2015, for which a current collateral appraisal indicated a liquidation value significantly in excess of the carrying value.

Deposits

The following table presents the composition of our deposit portfolio as of the dates indicated:

	September 30,	June 30,	December 31,	September 30,
Deposit Category	2015	2015	2014	2014
	(Dollars in thousands)

Noninterest-bearing demand deposits	$3,508,682	$3,396,688	$2,931,352	$2,842,488
Interest checking deposits	693,632	722,231	732,196	683,014
Money market deposits	1,860,983	1,722,633	1,709,068	1,721,563
Savings deposits	751,955	743,054	762,961	759,893
Total core deposits	6,815,252	6,584,606	6,135,577	6,006,958
Brokered non-maturity deposits	713,215	651,925	120,613	—
Total non-maturity deposits	7,528,467	7,236,531	6,256,190	6,006,958
Time deposits under $100,000	1,951,938	2,328,109	2,467,338	2,267,013
Time deposits of $100,000 and over	2,635,358	3,017,176	3,031,600	3,249,466
Total time deposits	4,587,296	5,345,285	5,498,938	5,516,479
Total deposits	$12,115,763	$12,581,816	$11,755,128	$11,523,437

Noninterest-bearing demand deposits as percentage of total deposits	29%	26%	25%	25%
Core deposits as percentage of total deposits	56%	52%	52%	52%

At September 30, 2015, core deposits totaled $6.8 billion, or 56% of total deposits, including $3.5 billion of noninterest-bearing demand deposits, or 29% of total deposits.  Deposits obtained from the CapitalSource Division totaled $527.8 million at September 30, 2015, of which $514.1 million were core deposits.

The following table summarizes the maturities of our time deposits as of the date indicated:

	September 30, 2015
	Time Deposits	Time Deposits	Total		Estimated
	Under	$100,000	Time	Contractual	Effective
Time Deposit Maturities	$100,000	or More	Deposits	Rate	Rate
	(Dollars in thousands)

Due in three months or less	$456,408	$394,312	$850,720	0.54%	0.49%
Due in over three months through six months	572,782	757,604	1,330,386	0.63%	0.61%
Due in over six months through twelve months	745,563	1,258,958	2,004,521	0.74%	0.72%
Due in over 12 months through 24 months	136,844	195,105	331,949	0.72%	0.64%
Due in over 24 months	40,341	29,379	69,720	1.03%	0.81%
Total	$1,951,938	$2,635,358	$4,587,296	0.67%	0.65%

At June 30, 2015	$2,328,109	$3,017,176	$5,345,285	0.71%	0.69%

The remaining purchase accounting premium on acquired CapitalSource time deposits was $1.2 million at September 30, 2015, of which $0.4 million will be recognized as a reduction of interest expense during the fourth quarter of 2015.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES

A provision for credit losses of $8.7 million was recorded in the third quarter of 2015 as compared to $6.5 million in the second quarter of 2015. The third quarter provision was comprised of an $11.0 million provision for Non-PCI loans and leases and a negative provision of $2.3 million for PCI loans.  For the Non-PCI portfolio, the $11.0 million provision, combined with net charge-offs of $3.2 million, resulted in an increase in the allowance for credit losses of $7.8 million.  The allowance for Non-PCI credit losses to Non-PCI loans and leases coverage ratio increased to 0.82% at September 30 from 0.78% at June 30.  The negative provision for PCI loans resulted from increases in expected cash flows on such loans, mostly due to payoffs.

The following tables show roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended September 30, 2015
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
	(In thousands)

Beginning balance	$85,047	$7,874	$92,921	$14,328	$107,249
Charge-offs	(4,312)	—	(4,312)	(1,119)	(5,431)
Recoveries	1,081	—	1,081	—	1,081
Net charge-offs	(3,231)	—	(3,231)	(1,119)	(4,350)
Provision (negative provision)	10,500	500	11,000	(2,254)	8,746
Ending balance	$92,316	$8,374	$100,690	$10,955	$111,645

	Three Months Ended June 30, 2015
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
	(In thousands)

Beginning balance	$79,680	$6,874	$86,554	$12,698	$99,252
Charge-offs	(623)	—	(623)	—	(623)
Recoveries	1,990	—	1,990	101	2,091
Net recoveries	1,367	—	1,367	101	1,468
Provision	4,000	1,000	5,000	1,529	6,529
Ending balance	$85,047	$7,874	$92,921	$14,328	$107,249

Non-PCI loans and leases at September 30, 2015 included $7.1 billion of originated loans and leases that were not obtained through acquisitions. The allowance for loan and lease losses related to these loans and leases totaled $80.1 million, or 1.13% of the outstanding balance.

All acquired loans are recorded initially at their estimated fair value including an estimate of credit losses. The table below presents two alternative views of credit risk coverage ratios for Non-PCI loans reflecting adjustments for acquired loans and associated purchase accounting discounts:

	September 30, 2015			June 30, 2015
	Non-PCI			Non-PCI
	Loans and	Allowance/	Coverage	Loans and	Allowance/		Coverage
Credit Risk Coverage Ratios	Leases	Discount	Ratio	Leases	Discount		Ratio
	(Dollars in thousands)

Ending balance	$12,300,057	$100,690	0.82%	$11,846,314	$92,921		0.78%
Acquired loans	(5,180,808)	(12,173)	(1)	(5,587,662)	(12,697	)(1)
Adjusted balance	$7,119,249	$88,517	1.24%	$6,258,652	$80,224		1.28%

Ending balance	$12,300,057	$100,690	0.82%	$11,846,314	$92,921		0.78%
Unamortized net discount	88,690	88,690	(2)	103,302	103,302	(2)
Adjusted balance	$12,388,747	$189,380	1.53%	$11,949,616	$196,223		1.64%

(1)         Allowance attributed to $5.2 billion and $5.6 billion of acquired Non-PCI loans at September 30, 2015 and June 30, 2015,

based on the allowance calculation that includes an amount for credit deterioration on acquired loans and leases since their acquisition dates.

(2)         Unamortized net discount relates to $5.2 billion and $5.6 billion of acquired Non-PCI loans at September 30, 2015 and June 30, 2015, and is assigned specifically to those loans only.  Such discount represents the acquisition date fair value adjustment based on market, liquidity, interest rate risk and credit risk and is being accreted to interest income over the remaining life of the respective loans using the interest method.  Use of the interest method results in steadily declining amounts being taken into income in each reporting period.  The remaining discount of $88.7 million at September 30, 2015, is expected to be substantially accreted to income by the end of 2018.

The decrease in adjusted coverage ratios reflected in the table above resulted from the combination of newly originated loans being provided for at a rate lower than the current coverage ratio and normal and accelerated accretion of unamortized discount.

CREDIT QUALITY

The following table presents Non-PCI loan and lease credit quality metrics as of the dates indicated:

	September 30,	June 30,
Non-PCI Credit Quality Metrics	2015	2015
	(Dollars in thousands)

Allowance for credit losses	$100,690	$92,921
Nonaccrual loans and leases (1)	107,190	131,178
Classified loans and leases	328,038	379,988
Performing restructured loans	39,956	38,203
Net charge-offs (recoveries) (for the quarter)	3,231	(1,367)
Provision for credit losses (for the quarter)	11,000	5,000
Allowance for credit losses to loans and leases	0.82%	0.78%
Allowance for credit losses to nonaccrual loans and leases (1)	93.9%	70.8%
Nonaccrual loans and leases to loans and leases	0.87%	1.11%
Nonperforming assets to loans and leases and foreclosed assets	1.14%	1.37%
Classified loans and leases to loans and leases	2.67%	3.21%

(1)         At September 30, 2015 and June 30, 2015 includes $54.9 million and $56.1 million of acquired loans and leases with no allowance due to the effects of fair value accounting.

The following table presents Non-PCI nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Nonaccrual Loans and Leases				Accruing and
	September 30, 2015		June 30, 2015		30-89 Days Past Due
		% of		% of	September 30,	June 30,
		Loan		Loan	2015	2015
	Amount	Category	Amount	Category	Amount	Amount
	(Dollars in thousands)
Real estate mortgage:
Hospitality	$1,845	—	$7,894	1%	$779	$—
SBA	11,682	3%	10,141	3%	233	2,272
Other	18,294	—	16,213	—	2,090	2,482
Total real estate mortgage	31,821	1%	34,248	1%	3,102	4,754
Real estate construction and land:
Residential	374	—	377	—	—	—
Commercial	—	—	—	—	—	—
Total real estate construction and land	374	—	377	—	—	—
Commercial:
Collateralized	2,771	1%	3,761	1%	82	131
Unsecured	923	1%	537	—	11	—
Asset-based	90	—	40	—	—	—
Cash flow	11,761	—	14,605	1%	—	—
Equipment finance (1)	53,153	6%	71,130	8%	—	915
SBA	2,918	6%	3,068	7%	—	—
Total commercial	71,616	1%	93,141	2%	93	1,046
Consumer	3,379	3%	3,412	4%	88	1
Total Non-PCI loans and leases	$107,190	1%	$131,178	1%	$3,283	$5,801

(1)         Includes nonaccrual leases and loans to companies involved in the oil and gas industries of $47.9 million and $64.2 million at September 30, 2015 and June 30, 2015, respectively.

The following table presents nonperforming assets as of the dates indicated:

	September 30,	June 30,
Nonperforming Assets	2015	2015
	(Dollars in thousands)

Nonaccrual Non-PCI loans and leases	$107,190	$131,178
Nonaccrual PCI Loans (1)	4,823	6,016
Total nonaccrual loans and leases	112,013	137,194
Foreclosed assets, net	33,216	31,668
Total nonperforming assets	$145,229	$168,862

Nonaccrual loans and leases to loans and leases	0.90%	1.14%
Nonperforming assets to loans and leases and foreclosed assets	1.16%	1.40%

(1)         Represents legacy CapitalSource borrowing relationships placed on nonaccrual status as of the acquisition date.

SQUARE 1 FINANCIAL, INC. MERGER

On October 6, 2015, PacWest completed the merger with Square 1 Financial, Inc. (“Square 1”) in a transaction valued at approximately $815 million.  The combined company is called PacWest Bancorp and the combined subsidiary bank is called Pacific Western Bank, with the banking operations of Square 1 conducted under the trade name of Square 1 Bank, a division of Pacific Western Bank.

Under the terms of the merger agreement, Square 1 stockholders received 0.5997 shares of PacWest common stock for each share of Square 1 common stock and holders of stock options and restricted stock units received cash consideration as described in the merger agreement. The total value of the per share merger consideration was $26.37, based on the closing price of PacWest common stock of $43.97 on October 6, 2015.

As of September 30, 2015, on a pro forma combined basis with Square 1 and excluding purchase accounting adjustments, PacWest would have had approximately $21 billion in assets with 80 branches throughout California and one in North Carolina.

Summary unaudited financial information for Square 1 for the third quarter of 2015 follows:

At or For the
Three Months Ended
September 30, 2015
(Dollars in thousands)
Net interest income	$34,079
Provision for loan and lease losses	4,564
Noninterest income	7,313
Noninterest expense	20,638
Pre-tax earnings	$16,190

Loans receivable, net (at quarter-end)	$1,574,357
Deposits (at quarter-end)	$3,675,805
Client investment funds (at quarter-end)	$2,264,096

Loan yield	5.81%
Deposit cost	0.02%
Net interest margin	3.54%

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $21 billion in assets with one wholly-owned banking subsidiary, Pacific Western Bank (“Pacific Western”). With 80 full-service branches located throughout the state of California, Pacific Western provides commercial banking services, including real estate, construction, and commercial loans, and comprehensive deposit and treasury management services to small and medium-sized businesses.  Pacific Western offers additional products and services through its CapitalSource and Square 1 Bank divisions.  The CapitalSource Division provides cash flow, asset-based, equipment and real estate loans and treasury management services to established middle market businesses on a national basis.  The Square 1 Bank Division, headquartered at Pacific Western’s Durham, North Carolina branch, offers a comprehensive suite of financial services focused on entrepreneurial businesses and their venture capital and private equity investors, with offices located in all key innovation hubs across the United States. For more information about PacWest Bancorp, visit www.pacwestbancorp.com, or to learn more about Pacific Western Bank, visit www.pacificwesternbank.com.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” about the Company and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, goals, and projections and including statements about our expectations regarding our merger with Square 1, credit loss exposure, profitability, deposit growth, loan and lease portfolio growth, operating expenses, intentions to expand Pacific Western’s lending business, and effective tax rates. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements.  All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such forward-looking statements for a variety of factors, including without limitation:

•                  the Company’s ability to complete future acquisitions and to successfully integrate such acquired entities or achieve expected benefits, synergies and/or operating efficiencies within expected time frames or at all;

•                  business disruption following the Square 1 merger;

•                  the reaction to the Square 1 merger of the companies’ customers, employees and counterparties;

•                  credit quality deterioration or pronounced and sustained reduction in market values or other economic factors which adversely affect our borrowers’ ability to repay loans and leases;

•                  higher than anticipated loan losses;

•                  continued or worsening credit losses or charge-offs;

•                  higher than anticipated delinquencies and reserves;

•                  compression of spreads on newly originated loans;

•                  asset/liability repricing risks and liquidity risks reduces interest margins and the value of investments;

•                  increased costs to manage and sell foreclosed assets;

•                  changes in economic or competitive market conditions could negatively impact investment or lending opportunities or product pricing and services;

•                  reduced demand for our services due to strategic or regulatory reasons;

•                  our ability to grow deposits and access wholesale funding sources;

•                  legislative or regulatory requirements or changes adversely affected the Company’s business including an increase to capital requirements;

•                  loan repayments higher than expected;

•                  higher than anticipated increases in operating expenses;

•                  increased litigation;

•                  increased asset workout or loan servicing expenses;

•                  higher compensation costs and professional fees to retain and/or incent employees;

•                  inability to attract qualified professionals;

•                  the success and timing of other business strategies;

•                  changes in tax laws or regulations affecting our business;

•                  our inability to generate sufficient earnings;

•                  tax planning or disallowance of tax benefits by tax authorities;

•                  changes in tax filing jurisdictions or entity classifications; and

•                  other risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission (“SEC”).

All forward-looking statements included in this release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	September 30,	June 30,	December 31,
	2015	2015	2014
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$154,652	$207,598	$164,757
Interest-earning deposits in financial institutions	81,642	433,033	148,469
Total cash and cash equivalents	236,294	640,631	313,226

Securities available-for-sale, at estimated fair value	1,809,364	1,698,158	1,567,177
Federal Home Loan Bank stock, at cost	17,250	17,250	40,609
Total investment securities	1,826,614	1,715,408	1,607,786

Non-PCI loans and leases	12,300,057	11,846,314	11,613,832
PCI loans	193,340	222,691	290,852
Total gross loans and leases	12,493,397	12,069,005	11,904,684
Deferred fees and costs	(41,192)	(34,816)	(22,252)
Total loans and leases, net of deferred fees	12,452,205	12,034,189	11,882,432
Allowance for loan and lease losses	(103,271)	(99,375)	(84,455)
Total loans and leases, net	12,348,934	11,934,814	11,797,977

Equipment leased to others under operating leases	161,508	117,182	122,506
Premises and equipment, net	36,475	35,984	36,551
Foreclosed assets, net	33,216	31,668	43,721
Deferred tax asset, net	169,760	211,556	284,411
Goodwill	1,728,380	1,728,380	1,720,479
Core deposit and customer relationship intangibles, net	12,704	14,201	17,204
Other assets	260,220	267,196	290,744
Total assets	$16,814,105	$16,697,020	$16,234,605

LIABILITIES:
Noninterest-bearing deposits	$3,508,682	$3,396,688	$2,931,352
Interest-bearing deposits	8,607,081	9,185,128	8,823,776
Total deposits	12,115,763	12,581,816	11,755,128
Borrowings	552,497	2,751	383,402
Subordinated debentures	435,417	433,944	433,583
Accrued interest payable and other liabilities	128,724	127,019	156,262
Total liabilities	13,232,401	13,145,530	12,728,375
STOCKHOLDERS’ EQUITY (1)	3,581,704	3,551,490	3,506,230
Total liabilities and stockholders’ equity	$16,814,105	$16,697,020	$16,234,605

(1) Includes net unrealized gain on securities available-for-sale, net	$24,459	$16,255	$26,380

Book value per share	$34.76	$34.46	$34.03
Tangible book value per share	$17.86	$17.55	$17.17

Shares outstanding (includes unvested restricted shares of 988,825 at September 30, 2015, 990,259 at June 30, 2015, and 1,108,505 at December 31, 2014)	103,053,694	103,051,989	103,022,017

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$193,539	$203,781	$189,961	$599,417	$459,625
Investment securities	13,955	14,570	12,331	40,720	35,140
Deposits in financial institutions	178	104	64	304	314
Total interest income	207,672	218,455	202,356	640,441	495,079

Interest expense:
Deposits	10,400	11,233	8,822	32,112	17,360
Borrowings	72	88	74	395	352
Subordinated debentures	4,680	4,582	4,614	13,787	9,973
Total interest expense	15,152	15,903	13,510	46,294	27,685

Net interest income	192,520	202,552	188,846	594,147	467,394
Provision for credit losses	8,746	6,529	5,050	31,709	9,436
Net interest income after provision for credit losses	183,774	196,023	183,796	562,438	457,958

Noninterest income:
Service charges on deposit accounts	2,601	2,612	2,725	7,787	8,446
Other commissions and fees	6,376	7,123	6,371	18,895	14,046
Leased equipment income	5,475	5,375	5,615	16,232	11,287
Gain on sale of loans and leases	27	163	973	190	594
Gain (loss) on securities	655	(186)	—	3,744	4,841
FDIC loss sharing expense, net	(4,449)	(5,107)	(7,415)	(13,955)	(27,370)
Other income	5,073	9,643	8,045	23,359	17,640
Total noninterest income	15,758	19,623	16,314	56,252	29,484

Noninterest expense:
Compensation	48,152	49,033	45,861	144,922	119,569
Occupancy	10,762	10,588	11,188	31,950	29,861
Data processing	4,322	4,402	3,929	13,032	10,568
Other professional services	3,396	3,332	3,687	9,949	8,053
Insurance and assessments	3,805	4,716	3,020	11,546	7,792
Intangible asset amortization	1,497	1,502	1,608	4,500	4,649
Leased equipment depreciation	3,162	3,103	2,961	9,368	6,056
Foreclosed assets expense (income), net	4,521	(2,340)	4,827	2,517	3,463
Acquisition, integration and reorganization costs	747	900	5,193	3,647	93,635
Other expense	9,775	10,040	12,649	28,344	30,641
Total noninterest expense	90,139	85,276	94,923	259,775	314,287

Earnings from continuing operations before taxes	109,393	130,370	105,187	358,915	173,155
Income tax expense	(39,777)	(45,287)	(42,911)	(131,137)	(73,744)
Net earnings from continuing operations	69,616	85,083	62,276	227,778	99,411

Loss from discontinued operations before taxes	—	—	(8)	—	(2,572)
Income tax benefit	—	—	3	—	1,067
Net loss from discontinued operations	—	—	(5)	—	(1,505)

Net earnings	$69,616	$85,083	$62,271	$227,778	$97,906

Basic and diluted earnings per share:
Net earnings from continuing operations	$0.68	$0.83	$0.60	$2.21	$1.20
Net earnings	$0.68	$0.83	$0.60	$2.21	$1.18

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	September 30, 2015			June 30, 2015			September 30, 2014
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
PCI loans	$193,094	$7,505	15.42%	$228,217	$7,894	13.87%	$363,049	$13,490	14.74%
Non-PCI loans and leases	11,919,787	186,034	6.19%	11,879,799	195,887	6.61%	10,922,640	176,471	6.41%
Total loans and leases	12,112,881	193,539	6.34%	12,108,016	203,781	6.75%	11,285,689	189,961	6.68%
Investment securities (1)	1,806,628	16,709	3.67%	1,672,590	16,739	4.01%	1,584,811	13,858	3.47%
Deposits in financial institutions	278,973	178	0.25%	161,683	104	0.26%	99,276	64	0.26%
Total interest-earning assets	14,198,482	210,426	5.88%	13,942,289	220,624	6.35%	12,969,776	203,883	6.24%
Other assets	2,491,695			2,521,022			2,746,763
Total assets	$16,690,177			$16,463,311			$15,716,539

Liabilities and Stockholders’ Equity:
Interest checking	$787,271	300	0.15%	$741,966	202	0.11%	$605,288	86	0.06%
Money market	2,417,280	1,218	0.20%	2,065,190	1,088	0.21%	1,733,445	908	0.21%
Savings	746,362	449	0.24%	740,878	555	0.30%	759,177	575	0.30%
Time	5,042,768	8,433	0.66%	5,559,903	9,388	0.68%	5,680,732	7,253	0.51%
Total interest-bearing deposits	8,993,681	10,400	0.46%	9,107,937	11,233	0.49%	8,778,642	8,822	0.40%
Borrowings	70,171	72	0.41%	81,164	88	0.43%	96,711	74	0.30%
Subordinated debentures	434,420	4,680	4.27%	432,656	4,582	4.25%	434,625	4,614	4.21%
Total interest-bearing liabilities	9,498,272	15,152	0.63%	9,621,757	15,903	0.66%	9,309,978	13,510	0.58%
Noninterest-bearing demand deposits	3,486,780			3,157,129			2,778,260
Other liabilities	132,360			135,677			163,182
Total liabilities	13,117,412			12,914,563			12,251,420
Stockholders’ equity	3,572,765			3,548,748			3,465,119
Total liabilities and stockholders’ equity	$16,690,177			$16,463,311			$15,716,539
Net interest income (2)		$195,274			$204,721			$190,373
Net interest spread (2)			5.25%			5.69%			5.66%
Net interest margin (2)			5.46%			5.89%			5.82%

Total deposits (3)	$12,480,461	$10,400	0.33%	$12,265,066	$11,233	0.37%	$11,556,902	$8,822	0.30%
Funding sources (4)	$12,985,052	$15,152	0.46%	$12,778,886	$15,903	0.50%	$12,088,238	$13,510	0.44%

(1) Includes tax equivalent adjustments of $2.8 million, $2.2 million, and $1.5 million for the three months ended September 30, 2015, June 30, 2015, and September 30, 2014 related to tax exempt income on municipal securities.  The federal statutory tax rate utilized was 35% for the periods.

(2) Tax equivalent.

(3) Total deposits is the sum of interest-bearing deposits and noninterest-bearing demand deposits.  The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.

(4) Funding sources is the sum of interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$154,652	$207,598	$140,873	$164,757	$145,463
Interest-earning deposits in financial institutions	81,642	433,033	250,981	148,469	115,399
Total cash and cash equivalents	236,294	640,631	391,854	313,226	260,862

Securities available-for-sale	1,809,364	1,698,158	1,595,409	1,567,177	1,539,681
Federal Home Loan Bank stock, at cost	17,250	17,250	28,905	40,609	45,602
Total investment securities	1,826,614	1,715,408	1,624,314	1,607,786	1,585,283

Non-PCI loans and leases	12,300,057	11,846,314	12,047,946	11,613,832	11,239,964
PCI loans	193,340	222,691	254,346	290,852	351,431
Total gross loans and leases	12,493,397	12,069,005	12,302,292	11,904,684	11,591,395
Deferred fees and costs	(41,192)	(34,816)	(30,126)	(22,252)	(16,510)
Total loans and leases, net of deferred fees	12,452,205	12,034,189	12,272,166	11,882,432	11,574,885
Allowance for loan and lease losses	(103,271)	(99,375)	(92,378)	(84,455)	(81,899)
Total loans and leases, net	12,348,934	11,934,814	12,179,788	11,797,977	11,492,986

Equipment leased to others under operating leases	161,508	117,182	119,959	122,506	125,119
Premises and equipment, net	36,475	35,984	36,022	36,551	38,368
Foreclosed assets, net	33,216	31,668	35,940	43,721	40,524
Deferred tax asset, net	169,760	211,556	236,065	284,411	331,176
Goodwill	1,728,380	1,728,380	1,728,380	1,720,479	1,722,129
Core deposit and customer relationship intangibles, net	12,704	14,201	15,703	17,204	18,823
Other assets	260,220	267,196	275,915	290,744	322,880
Total assets	$16,814,105	$16,697,020	$16,643,940	$16,234,605	$15,938,150

LIABILITIES:
Noninterest-bearing deposits	$3,508,682	$3,396,688	$3,029,463	$2,931,352	$2,842,488
Interest-bearing deposits	8,607,081	9,185,128	8,904,712	8,823,776	8,680,949
Total deposits	12,115,763	12,581,816	11,934,175	11,755,128	11,523,437
Borrowings	552,497	2,751	618,156	383,402	363,672
Subordinated debentures	435,417	433,944	431,448	433,583	433,545
Accrued interest payable and other liabilities	128,724	127,019	126,800	156,262	139,445
Total liabilities	13,232,401	13,145,530	13,110,579	12,728,375	12,460,099
STOCKHOLDERS’ EQUITY (1)	3,581,704	3,551,490	3,533,361	3,506,230	3,478,051
Total liabilities and stockholders’ equity	$16,814,105	$16,697,020	$16,643,940	$16,234,605	$15,938,150

(1) Includes net unrealized gain on securities available-for-sale, net	$24,459	$16,255	$28,744	$26,380	$20,821

Book value per share	$34.76	$34.46	$34.29	$34.03	$33.76
Tangible book value per share	$17.86	$17.55	$17.36	$17.17	$16.86

Shares outstanding (includes unvested restricted shares)	103,053,694	103,051,989	103,044,257	103,022,017	103,027,830

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$193,539	$203,781	$202,097	$197,472	$189,961
Investment securities	13,955	14,570	12,195	12,205	12,331
Deposits in financial institutions	178	104	22	19	64
Total interest income	207,672	218,455	214,314	209,696	202,356

Interest expense:
Deposits	10,400	11,233	10,479	9,972	8,822
Borrowings	72	88	235	144	74
Subordinated debentures	4,680	4,582	4,525	4,597	4,614
Total interest expense	15,152	15,903	15,239	14,713	13,510

Net interest income	192,520	202,552	199,075	194,983	188,846
Provision for credit losses	8,746	6,529	16,434	2,063	5,050
Net interest income after provision for credit losses	183,774	196,023	182,641	192,920	183,796

Noninterest income:
Service charges on deposit accounts	2,601	2,612	2,574	2,787	2,725
Other commissions and fees	6,376	7,123	5,396	4,556	6,371
Leased equipment income	5,475	5,375	5,382	5,382	5,615
Gain on sale of loans and leases	27	163	—	7	973
Gain (loss) on securities	655	(186)	3,275	—	—
FDIC loss sharing expense, net	(4,449)	(5,107)	(4,399)	(4,360)	(7,415)
Other income	5,073	9,643	8,643	4,331	8,045
Total noninterest income	15,758	19,623	20,871	12,703	16,314

Noninterest expense:
Compensation	48,152	49,033	47,737	45,930	45,861
Occupancy	10,762	10,588	10,600	10,745	11,188
Data processing	4,322	4,402	4,308	4,050	3,929
Other professional services	3,396	3,332	3,221	3,181	3,687
Insurance and assessments	3,805	4,716	3,025	3,115	3,020
Intangible asset amortization	1,497	1,502	1,501	1,619	1,608
Leased equipment depreciation	3,162	3,103	3,103	3,103	2,961
Foreclosed assets expense (income), net	4,521	(2,340)	336	1,938	4,827
Acquisition, integration and reorganization costs	747	900	2,000	7,381	5,193
Other expense	9,775	10,040	8,529	10,243	12,649
Total noninterest expense	90,139	85,276	84,360	91,305	94,923

Earnings from continuing operations before taxes	109,393	130,370	119,152	114,318	105,187
Income tax expense	(39,777)	(45,287)	(46,073)	(43,261)	(42,911)
Net earnings from continuing operations	69,616	85,083	73,079	71,057	62,276

Loss from discontinued operations before taxes	—	—	—	(105)	(8)
Income tax benefit	—	—	—	47	3
Net loss from discontinued operations	—	—	—	(58)	(5)

Net earnings	$69,616	$85,083	$73,079	$70,999	$62,271

Basic and diluted earnings per share:
Net earnings from continuing operations	$0.68	$0.83	$0.71	$0.69	$0.60
Net earnings	$0.68	$0.83	$0.71	$0.69	$0.60

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
	(Dollars in thousands)
Performance Ratios - GAAP:
Return on average assets (1)	1.65%	2.07%	1.82%	1.77%	1.57%
Return on average equity (1)	7.73%	9.62%	8.39%	8.05%	7.13%
Yield on average loans and leases	6.34%	6.75%	6.80%	6.76%	6.68%
Yield on average interest-earning assets (2)	5.88%	6.35%	6.40%	6.35%	6.24%
Cost of average total deposits	0.33%	0.37%	0.36%	0.34%	0.30%
Cost of average time deposits	0.66%	0.68%	0.65%	0.60%	0.51%
Cost of average interest-bearing liabilities	0.63%	0.66%	0.64%	0.63%	0.58%
Cost of average funding sources	0.46%	0.50%	0.49%	0.48%	0.44%
Net interest rate spread (2)	5.25%	5.69%	5.76%	5.72%	5.66%
Net interest margin (2)	5.46%	5.89%	5.95%	5.91%	5.82%
Noninterest expense as a percentage of average assets (1)	2.14%	2.08%	2.10%	2.28%	2.40%
Efficiency ratio	39.6%	38.0%	36.9%	38.4%	40.3%

Performance Ratios - Non-GAAP:
Adjusted return on average assets (1)	1.55%	1.78%	1.62%	1.70%	1.69%
Adjusted return on average equity (1)	7.24%	8.26%	7.47%	7.71%	7.66%
Return on average tangible equity (1)	15.09%	18.90%	16.50%	16.00%	14.36%
Adjusted return on average tangible equity (1)	14.12%	16.24%	14.69%	15.33%	15.42%
Core net interest margin (2)	5.19%	5.33%	5.44%	5.57%	5.68%
Adjusted efficiency ratio	40.6%	40.5%	39.2%	39.7%	39.7%

Average Balances:
Loans and leases	$12,112,881	$12,108,016	$12,055,682	$11,586,573	$11,285,689
Interest-earning assets	14,198,482	13,942,289	13,701,865	13,205,383	12,969,776
Total assets	16,690,177	16,463,311	16,296,640	15,892,761	15,716,539
Noninterest-bearing deposits	3,486,780	3,157,129	2,949,719	2,900,388	2,778,260
Interest-bearing deposits	8,993,681	9,107,937	8,801,306	8,679,599	8,778,642
Total deposits	12,480,461	12,265,066	11,751,025	11,579,987	11,556,902
Borrowings and subordinated debentures	504,591	513,820	856,664	647,912	531,336
Interest-bearing liabilities	9,498,272	9,621,757	9,657,970	9,327,511	9,309,978
Funding sources	12,985,052	12,778,886	12,607,689	12,227,899	12,088,238
Stockholders’ equity	3,572,765	3,548,748	3,533,343	3,500,291	3,465,119

(1) Annualized.

(2) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
	(Dollars in thousands)
Non-PCI Credit Quality:
Allowance for credit losses to loans and leases	0.82%	0.78%	0.72%	0.66%	0.61%
Allowance for credit losses to nonaccrual loans and leases	94%	71%	62%	92%	78%
Nonaccrual loans and leases to loans and leases	0.87%	1.11%	1.16%	0.72%	0.79%
Nonperforming assets to loans and leases and foreclosed assets	1.14%	1.37%	1.45%	1.09%	1.15%
Nonperforming assets to total assets	0.84%	0.98%	1.05%	0.78%	0.81%
Trailing twelve month net charge-offs to average loans and leases	0.04%	0.06%	0.07%	0.02%	0.09%

PacWest Bancorp Consolidated Capital Ratios:
Tier 1 leverage capital ratio (1)	12.08%	11.96%	11.74%	12.34%	12.17%
Common equity tier 1 capital ratio (1)	12.75%	12.87%	12.27%	N/A	N/A
Tier 1 risk-based capital ratio (1)	12.75%	12.87%	12.27%	13.16%	13.24%
Total risk-based capital ratio (1)	16.33%	16.53%	15.80%	16.07%	16.24%
Tangible common equity ratio (non-GAAP measure)	12.21%	12.10%	12.01%	12.20%	12.24%

Pacific Western Bank Capital Ratios:
Tier 1 leverage capital ratio (1)	11.56%	11.65%	11.53%	11.70%	11.74%
Common equity tier 1 capital ratio (1)	12.26%	12.55%	12.07%	N/A	N/A
Tier 1 risk-based capital ratio (1)	12.26%	12.55%	12.07%	12.46%	12.74%
Total risk-based capital ratio (1)	13.06%	13.35%	12.80%	13.16%	13.44%
Tangible common equity ratio (non-GAAP measure)	11.53%	11.46%	11.32%	11.51%	11.60%

(1) Capital ratios for September 30, 2015 are preliminary.

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
	(Dollars in thousands, except per share data)
Basic Earnings Per Share:
Net earnings from continuing operations	$69,616	$85,083	$62,276	$227,778	$99,411
Less: earnings allocated to unvested restricted stock (1)	(649)	(807)	(685)	(2,213)	(1,147)
Net earnings from continuing operations allocated to common shares	68,967	84,276	61,591	225,565	98,264
Net earnings from discontinued operations allocated to common shares	—	—	(5)	—	(1,487)
Net earnings allocated to common shares	$68,967	$84,276	$61,586	$225,565	$96,777

Weighted-average basic shares and unvested restricted stock outstanding	103,048	103,030	103,029	103,038	82,758
Less: weighted-average unvested restricted stock outstanding	(985)	(1,060)	(1,117)	(1,055)	(981)
Weighted-average basic shares outstanding	102,063	101,970	101,912	101,983	81,777

Basic earnings per share:
Net earnings from continuing operations	$0.68	$0.83	$0.60	$2.21	$1.20
Net earnings from discontinued operations	—	—	—	—	(0.02)
Net earnings	$0.68	$0.83	$0.60	$2.21	$1.18

Diluted Earnings Per Share:
Net earnings from continuing operations allocated to common shares	$68,967	$84,276	$61,591	$225,565	$98,264
Net earnings from discontinued operations allocated to common shares	—	—	(5)	—	(1,487)
Net earnings allocated to common shares	$68,967	$84,276	$61,586	$225,565	$96,777

Weighted-average basic shares outstanding	102,063	101,970	101,912	101,983	81,777

Diluted earnings per share:
Net earnings from continuing operations	$0.68	$0.83	$0.60	$2.21	$1.20
Net earnings from discontinued operations	—	—	—	—	(0.02)
Net earnings	$0.68	$0.83	$0.60	$2.21	$1.18

(1) Represents cash dividends paid to holders of unvested stock, net of estimated forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

GAAP TO NON-GAAP RECONCILIATION

This press release contains certain non-GAAP financial disclosures for adjusted net earnings, adjusted return on average assets, adjusted return on average equity, return on average tangible equity, adjusted return on average tangible equity, tangible common equity amounts and ratios, tangible book value per share, adjusted efficiency ratio, core net interest margin, and operating expense as a percentage of average assets. The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance:

•                                          Adjusted net earnings: To calculate adjusted net earnings, we exclude from net earnings primarily income statement items for which the related assets or liabilities have been completely resolved and are no longer on the balance sheet.  As analysts and investors view this measure as an indicator of the Company’s ability to generate recurring earnings, we disclose this amount in addition to net earnings.

•                                          Adjusted return on average assets, adjusted return on average equity, return on average tangible equity, adjusted return on average tangible equity, tangible common equity amounts and ratios, and tangible book value per share: Given that the use of these measures is prevalent among banking regulators, investors and analysts, we disclose them in addition to return on average assets, return on average equity, equity-to-assets ratio, and book value per share, respectively.

•                                          Adjusted efficiency ratio: We disclose this measure in addition to efficiency ratio as it shows the trend in recurring overhead-related noninterest expense relative to recurring net revenues.

Please refer to the tables on the following pages for a presentation of performance ratios in accordance with GAAP and a reconciliation of the non-GAAP financial measures to the GAAP financial measures.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

	Three Months Ended			Nine Months Ended
Adjusted Net Earnings and	September 30,	June 30,	September 30,	September 30,
Related Ratios	2015	2015	2014	2015	2014
	(Dollars in thousands)

Net earnings	$69,616	$85,083	$62,271	$227,778	$97,906
Less: Tax benefit on discontinued operations	—	—	(3)	—	(1,067)
Add: Tax expense on continuing operations	39,777	45,287	42,911	131,137	73,744
Pre-tax earnings	109,393	130,370	105,179	358,915	170,583
Add: Acquisition, integration and reorganization costs	747	900	5,193	3,647	93,635
Less: FDIC loss sharing expense, net	(4,449)	(5,107)	(7,415)	(13,955)	(27,370)
Gain on sale of loans and leases	27	163	973	190	594
Gain (loss) on securities	655	(186)	—	3,744	4,841
Covered OREO (expense) income, net	(20)	12	(452)	11	1,348
Gain on sale of owned office building	—	—	—	—	1,570
Adjusted pre-tax earnings before accelerated discount accretion	113,927	136,388	117,266	372,572	283,235
Less: Accelerated discount accretion from early payoffs of acquired loans	9,659	19,447	4,501	46,458	27,446
Adjusted pre-tax earnings	104,268	116,941	112,765	326,114	255,789
Tax expense (1)	(39,101)	(43,853)	(45,895)	(122,293)	(104,106)
Adjusted net earnings	$65,167	$73,088	$66,870	$203,821	$151,683

Average assets	$16,690,177	$16,463,311	$15,716,539	$16,484,817	$12,456,182

Average stockholders’ equity	$3,572,765	$3,548,748	$3,465,119	$3,551,763	$2,515,506
Less: Average intangible assets	1,741,902	1,743,340	1,744,542	1,740,911	1,208,266
Average tangible common equity	$1,830,863	$1,805,408	$1,720,577	$1,810,852	$1,307,240

Return on average assets (2)	1.65%	2.07%	1.57%	1.85%	1.05%
Return on average equity (3)	7.73%	9.62%	7.13%	8.57%	5.20%
Return on average tangible equity (4)	15.09%	18.90%	14.36%	16.82%	10.01%
Adjusted return on average assets (5)	1.55%	1.78%	1.69%	1.65%	1.63%
Adjusted return on average equity (6)	7.24%	8.26%	7.66%	7.67%	8.06%
Adjusted return on average tangible equity (7)	14.12%	16.24%	15.42%	15.05%	15.51%

(1) Full-year expected effective rate of 37.5% used for 2015 periods and actual effective rate of 40.7% used for 2014 periods.

(2) Annualized net earnings divided by average assets.

(3) Annualized net earnings divided by average stockholders’ equity.

(4) Annualized net earnings divided by average tangible common equity.

(5) Annualized adjusted net earnings divided by average assets.

(6) Annualized adjusted net earnings divided by average stockholders’ equity.

(7) Annualized adjusted net earnings divided by average tangible common equity.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Adjusted Efficiency Ratio	2015	2015	2014	2015	2014
	(Dollars in thousands)

Noninterest expense	$90,139	$85,276	$94,923	$259,775	$314,287
Less: Intangible asset amortization	1,497	1,502	1,608	4,500	4,649
Foreclosed assets expense (income), net	4,521	(2,340)	4,827	2,517	3,463
Acquisition, integration, and reorganization costs	747	900	5,193	3,647	93,635
Noninterest expense used for efficiency ratio	$83,374	$85,214	$83,295	$249,111	$212,540

Net interest income (TE)	$195,274	$204,721	$190,373	$600,855	$472,151
Noninterest income	15,758	19,623	16,314	56,252	29,484
Net revenues	211,032	224,344	206,687	657,107	501,635
Less: Gain (loss) on securities	655	(186)	—	3,744	4,841
Gain on sale of owned office building	—	—	—	—	1,570
Net revenues used for efficiency ratio	210,377	224,530	206,687	653,363	495,224
Less: Accelerated discount accretion from early payoffs of acquired loans	9,659	19,447	4,501	46,458	27,446
FDIC loss sharing expense, net	(4,449)	(5,107)	(7,415)	(13,955)	(27,370)
Adjusted net revenues	$205,167	$210,190	$209,601	$620,860	$495,148

Efficiency ratio (1)	39.6%	38.0%	40.3%	38.1%	42.9%
Adjusted efficiency ratio (2)	40.6%	40.5%	39.7%	40.1%	42.9%

(1) Noninterest expense used for efficiency ratio divided by net revenues used for efficiency ratio.

(2) Noninterest expense used for efficiency ratio divided by adjusted net revenues.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
Tangible Common Equity Ratio	2015	2015	2015	2014	2014
	(Dollars in thousands)
PacWest Bancorp Consolidated:
Stockholders’ equity	$3,581,704	$3,551,490	$3,533,361	$3,506,230	$3,478,051
Less: Intangible assets	1,741,084	1,742,581	1,744,083	1,737,683	1,740,952
Tangible common equity	$1,840,620	$1,808,909	$1,789,278	$1,768,547	$1,737,099

Total assets	$16,814,105	$16,697,020	$16,643,940	$16,234,605	$15,938,150
Less: Intangible assets	1,741,084	1,742,581	1,744,083	1,737,683	1,740,952
Tangible assets	$15,073,021	$14,954,439	$14,899,857	$14,496,922	$14,197,198

Equity to assets ratio	21.30%	21.27%	21.23%	21.60%	21.82%
Tangible common equity ratio (1)	12.21%	12.10%	12.01%	12.20%	12.24%

Book value per share	$34.76	$34.46	$34.29	$34.03	$33.76
Tangible book value per share (2)	$17.86	$17.55	$17.36	$17.17	$16.86
Shares outstanding	103,053,694	103,051,989	103,044,257	103,022,017	103,027,830

Pacific Western Bank:
Stockholders’ equity	$3,466,817	$3,440,715	$3,410,276	$3,378,879	$3,356,943
Less: Intangible assets	1,741,084	1,742,581	1,744,083	1,737,683	1,740,952
Tangible common equity	$1,725,733	$1,698,134	$1,666,193	$1,641,196	$1,615,991

Total assets	$16,707,072	$16,555,610	$16,458,591	$15,995,719	$15,675,291
Less: Intangible assets	1,741,084	1,742,581	1,744,083	1,737,683	1,740,952
Tangible assets	$14,965,988	$14,813,029	$14,714,508	$14,258,036	$13,934,339

Equity to assets ratio	20.75%	20.78%	20.72%	21.12%	21.42%
Tangible common equity ratio	11.53%	11.46%	11.32%	11.51%	11.60%

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.